7,000,000 Shares

Independence Realty Trust, Inc.

Common Stock

($0.01 Par Value Per Share)

EQUITY UNDERWRITING AGREEMENT

July 15, 2014

Deutsche Bank Securities Inc.
As Representative of the

Several Underwriters

60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

Independence Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (in such capacity, the “Representative”), 7,000,000 shares (the “Firm Shares”) of its common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company also proposes to issue and sell to the several Underwriters, at the Underwriters’ option, an aggregate of up to 1,050,000 additional shares of Common Stock (the “Option Shares”) on the terms set forth in Section 3 hereof (the “Option Shares”) solely to cover over-allotments, if any. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

As the Representative, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option, in whole or in part, for the accounts of the several Underwriters.

In consideration of the mutual agreements contained in this equity underwriting agreement (this “Agreement”) and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Transaction Entities.

Each of the Company and Independence Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership,” and together with the Company, the “Transaction Entities”), jointly and severally, represents and warrants to each Underwriter and agrees with each Underwriter that:

(a) A registration statement on Form S-3 (File No. 333-196033) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (such rules and regulations, the “Securities Act Rules and Regulations”) and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements of, and comply with the conditions for the use of, Form S-3 under the Securities Act. Such registration statement, together with any registration statement filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. As used herein, “Prospectus” means the form of prospectus relating to the Shares, first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 6(a)(ii) hereof. The Base Prospectus, as supplemented by each preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference in the Base Prospectus, is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing the Prospectus pursuant to Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriters.

(b) As of the Applicable Time (as defined below), as of the Closing Date and as of each Option Closing Date, if any, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “Time of Sale Prospectus”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Preliminary Prospectus, filed prior to the first use of such Limited Use Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 18 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 p.m. (New York City time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms thereof, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented, immediately prior to the Applicable Time, including the documents incorporated by reference therein and any preliminary prospectus supplement deemed to be a part thereof.

(c) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceeding for that purpose has been instituted or is pending or, to the Transaction Entities’ knowledge, is threatened by the Commission. The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or is pending or, to the Transaction Entities’ knowledge, is threatened by the Commission. The Registration Statement conforms in all material respects, and the Prospectus and any amendments or supplements thereto will conform in all material respects to, the requirements of the Securities Act and the Securities Act Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Commission thereunder (such rules and regulations, the “Exchange Act Rules and Regulations”) or the Securities Act and the Securities Act Rules and Regulations, as applicable. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 18 hereof.

(d) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any Preliminary Prospectus that has not been superseded or modified.

(e) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with this Agreement. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Securities Act.

(f) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(g) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the properties described in the Time of Sale Prospectus and the Prospectus as owned or leased by the Company, taken as a whole (each a “Property” and collectively, the “Properties”), or on the business, earnings, management, rights, operations, condition (financial or otherwise) or prospects of the Company and its direct and indirect subsidiaries (each, including the Operating Partnership, a “Subsidiary” and collectively, the “Subsidiaries”) as one enterprise, whether or not arising in the ordinary course of business, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such event or any such prevention described in the foregoing clause (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule IV hereto.  The Company’s only “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X are those Subsidiaries listed as such on Schedule IV hereto.

(h) Each Subsidiary has been duly formed or incorporated, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, has the corporate or similar power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and, in the case of the Operating Partnership, prevent it from performing its obligations under this Agreement; all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, are owned by the Company directly or through Subsidiaries, free and clear of all pledges, liens, encumbrances, equities, claims, security interests, defects or other restrictions (“Liens”) of any kind other than Liens that are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary.

(i) Each of the Transaction Entities has the corporate or limited partnership (as applicable) power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, and all corporate or limited partnership (as applicable) action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(j) The Shares to be purchased by the Underwriters pursuant to this Agreement have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k) All of the issued and outstanding units of the Operating Partnership (“OP Units”) have been duly authorized for issuance by the Operating Partnership and its general partner and validly issued. The terms of the OP Units conform in all material respects to the descriptions related thereto in the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Time of Sale Prospectus and the Prospectus: (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership. Any prior offers and sales of the OP Units described in the Time of Sale Prospectus and the Prospectus, have been offered and sold in transactions exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder and applicable state securities, real estate syndication and blue sky laws.

(l) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Time of Sale Prospectus and the Prospectus in the column entitled “Actual” in the table under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Time of Sale Prospectus and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Time of Sale Prospectus and the Prospectus). Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(m) The shares of capital stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The OP Units outstanding prior to those that are issuable in connection with the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the OP Units was issued in violation of the preemptive or other similar rights of any holder of the Operating Partnership.

(n) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company or any other Subsidiary any loans or advances to such Subsidiary or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary, except for such transfers as may be prohibited under a mortgage encumbering such Subsidiary’s properties.

(o) The Shares have been, or prior to the Closing Date will be, approved for listing on the NYSE MKT LLC (the “NYSE MKT”).

(p) Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) The execution and delivery by each of the Transaction Entities of, and the performance by the each of the Transaction Entities of its respective obligations under, this Agreement will not conflict with or violate (i) the organizational documents of the Transaction Entities or any of the Subsidiaries (other than the Operating Partnership) or (ii) any provision of applicable law (except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof) or any agreement or other instrument binding upon the Transaction Entities or any of the Subsidiaries (other than the Operating Partnership), or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Transaction Entities or any of the Subsidiaries (other than the Operating Partnership), except in the case of clause (ii) only, for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Transaction Entities of their respective obligations under this Agreement, except (A) such as have already been obtained, or will be obtained prior to the Closing Date, under the Securities Act, (B) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (C) such approvals as have been obtained in connection with the approval of the Shares for listing on the NYSE MKT, (D) such approvals as have been obtained under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and (E) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Shares are offered.

(r) Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), or the earnings, business, or operations of the Company and the Subsidiaries taken as a whole, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, (ii) there has not been any transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as each may be amended or supplemented, which is material to the Company and the Subsidiaries taken as a whole and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or from any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Summary—The Company,” “Our Company,” “Description of Securities,” “Description of Capital Stock,” “Description of Warrants,” “Description of Stockholder Rights,” “Description of Units,” “Description of Debt Securities,” “Material Provisions of Maryland Law and Our Charter and Bylaws,” “Description of our Operating Partnership and our Operating Partnership Agreement” and “Underwriting,” the statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under the headings “Business—Regulation,” “Risk Factors,” “Legal Proceedings,” and “Material U.S. Federal Income Tax Considerations,” and the statements in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 under the headings “Legal Proceedings,” and “Risk Factors,” in each case insofar as such statements summarize agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such agreements, documents or legal or governmental proceedings.

(t) There are no legal or governmental proceedings pending or threatened to which the Company or the Subsidiaries is a party or to which any of the Properties is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have, individually or in the aggregate, a Material Adverse Effect or which would materially and adversely impact the ability of the Transaction Entities to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(u) Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) the Company and each of the Subsidiaries are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) the Company and each of the Subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) the Company and each of the Subsidiaries are in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) there are no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries that if determined adversely to the Company or any of the Subsidiaries would have a Material Adverse Effect; and (v) to the knowledge of the Company, there are no events or circumstances that would form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials (as hereinafter defined) or any Environmental Laws. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

Neither the Company nor any of the Subsidiaries is aware of any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would reasonably be expected to have a material and adverse effect on the capital expenditures or earnings of the Company and the Subsidiaries, taken as a whole.

(w) Except for registration rights granted under the Registration Rights Agreement, dated as of July 26, 2013, by and among the Company, the Operating Partnership, RAIT Financial Trust and the RAIT Parties (as defined therein) or as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(x) The Company has not sold or issued, or offered or agreed to sell or issue, any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Securities Act Rules and Regulations or the interpretations thereof by the Commission.

(y) Neither the Company nor any of the Subsidiaries nor any director, officer, agent, employee, affiliate or, to the Company’s knowledge, any other person acting on behalf of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is subject. The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(aa) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(bb) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction; (ii) neither the Company nor any Subsidiaries has purchased any of its outstanding capital stock or other ownership interests or declared, paid or otherwise made any dividend or other distribution of any kind on its outstanding capital stock or other ownership interests other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or other ownership interests, short-term debt or long-term debt of the Company and the Subsidiaries, except, in the case of clauses (i), (ii) and (iii), as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(cc) (i) The Company and the Subsidiaries have good and marketable title (fee simple or, in the case of ground leases and as disclosed in the Time of Sale Prospectus, a valid leasehold interest) to each Property, in each case, free and clear of all Liens, restrictions and defects, except such as are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or do not, individually or in the aggregate, materially adversely affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company or its Subsidiaries; (ii) except as otherwise set forth in or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the Company and the Subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Company or any of the Subsidiaries; (iii) except as otherwise set forth in or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which if consummated would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iv) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for such failures to comply that would not reasonably be expected to materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company and its Subsidiaries; (v) the Company and the Subsidiaries have obtained title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property, but at least equal to the original purchase price of each such Property, and all such policies of insurance are in full force and effect; (vi) except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any Subsidiary or, to the knowledge of the Company, any tenant of any of the Properties, is in default under (x) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties, (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties or (z) any ground lease, sublease or operating sublease relating to any of the Properties, and neither the Company nor any of the Subsidiaries is aware of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (x), (y) and (z) immediately above any such default that would not have, individually or in the aggregate, a Material Adverse Effect; (vii) except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; and (viii) neither the Company nor any Subsidiary owns any real property other than the Properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd) To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(ee) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff) No labor dispute with the employees of the Company or the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Transaction Entities, is imminent, which, in any such case, would, individually or in the aggregate, result in a Material Adverse Effect.

(gg) The Company and each of the Subsidiaries carry, or are covered by, insurance from reputable insurers of recognized financial responsibility against such losses and risks and in such amounts as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, and all such policies of insurance are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that they will not be able to (i) renew existing insurance coverage as and when such coverage expires, or (ii) obtain comparable coverage from similar insurers as may be necessary to continue the business as now conducted by them and at a cost that would not have a Material Adverse Effect.

(hh) Except as would not have a Material Adverse Effect, (i) the Company and each of the Subsidiaries possess all permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses, (ii) the Company and the Subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other impairment of the rights of the holder or any such Permits; and (iii) neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits.

(ii) The statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to use such data from such sources.

(jj) Neither the Company nor, to the Company’s knowledge, any of its affiliates has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(kk) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any Subsidiary (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(ll) The consolidated financial statements of the Company together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the entities purported to be shown thereby (including the Company and its consolidated Subsidiaries) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the selected financial data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from the accounting records of the Company and the Subsidiaries and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement; the historical statements of operations and the related notes thereto of the real estate operations acquired or to be acquired by the Company (the “Acquired Properties”) included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been prepared in accordance with the applicable requirements of Article 3-14 of Regulation S-X; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been prepared in accordance with the applicable requirements of the Securities Act, the Securities Act Rules and Regulations and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the Securities Act Rules and Regulations. All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(mm) The Company and each of the Subsidiaries maintain (a) effective internal controls over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) and (b) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with their management’s respective general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(nn) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(oo) The Company and each of the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(pp) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq) Grant Thornton LLP, whose reports on the financial statements and supporting schedules of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States).

(rr) McGladrey LLP, who has audited the statement of revenue and certain expenses of The Reserve at Eagle Ridge, the combined statements of revenue and certain expenses of the Oklahoma Portfolio, the statement of revenue and certain expenses of King’s Landing, the statement of revenue and certain expenses of Carrington Park Apartments and the statement of revenue and certain expenses of Arbors at the Reservoir, in each case, incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent certified public accountants with respect to the Company under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings.

(ss) KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, is an independent registered public accounting firm as required by the Securities Act, the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States).

(tt) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Transaction Entities have not sold, issued or distributed any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (including, without limitation, OP Units) during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(uu) Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offer and sale of the Shares contemplated hereby.

(vv) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which is not so described.

(ww) Each Subsidiary that is a partnership or a limited liability company under state law (each a “Subsidiary Partnership”) has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.

(xx) The Company and each of the Subsidiaries have filed in a timely manner, and accurately and completely, all federal, state, local and foreign tax returns, reports, information returns and statements required to be filed or have properly requested and been granted extensions thereof. The Company and each of the Subsidiaries have paid all material taxes required to be paid by them, including any material tax assessment, fine or penalty levied against the Company or any of the Subsidiaries, except for any taxes that are being contested in good faith and by appropriate proceeding. There is no material tax deficiency that has been asserted against any such entity, nor does any such entity know of any material tax deficiency which is likely to be asserted against any such entity. All material tax liabilities are adequately provided for in the Company’s financial statements.

(yy) The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable years ended December 31, 2011 through December 31, 2013, and the Company’s organization and method of operation (as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(zz) There are no contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(aaa) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company or any of its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(bbb) The Second Amended and Restated Advisory Agreement, dated as of May 7, 2013, as amended July 26, 2013 (the “Advisory Agreement”), by and among the Company, the Operating Partnership and Independence Realty Advisors, LLC, a Delaware limited liability company (the “Advisor”), has been duly authorized by the Transaction Entities and constitutes a valid and binding agreement of the Transaction Entities enforceable against them in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ccc) Except as previously disclosed to the Representative in writing, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or, to the Company’s knowledge, the beneficial owners of 5% or more of the Company’s securities.

(ddd) Any certificate signed by any officer of either Transaction Entity, as applicable, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by each Transaction Entity as to matters covered thereby, as applicable, to each Underwriter.

2. Representations and Warranties of the Advisor.

The Advisor represents and warrants to each Underwriter as of the date hereof that:

(a) The information regarding the Advisor in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the sections entitled “Summary—The Company,” and “Our Company,” the information regarding the Advisor in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 in the sections entitled “Business—Our Company,” “Business—Development and Structure of Our Company,” “Risk Factors—Risks Related to Our Organization, Structure and Management,” and “Risk Factors—Risks Related to Conflicts of Interest,” and the information regarding the Advisor in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Overview,” in each case is true and correct in all material respects.

(b) The Advisor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Advisor and each of its Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties (taken collectively), assets, rights, operations, condition (financial or otherwise) or prospects of the Advisor or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii), an “Advisor Material Adverse Effect”).

(c) The Advisor is not in violation of its organizational documents or in default in the performance or observance of any obligation, agreement (including the Advisory Agreement), covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Advisor is a party or by which it may be bound, or to which any of the property or assets of the Advisor is subject (collectively, “Advisor’s Agreements and Instruments”), except for such violations or defaults that would not result in an Advisor Material Adverse Effect; and the execution, delivery and performance of this Agreement, and the performance of the Advisory Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any Lien, upon any property or assets of the Advisor pursuant to, the Advisor’s Agreements and Instruments (except for such conflicts, breaches, defaults, repayment events or Liens, charges or encumbrances that would not result in an Advisor Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the organizational documents of the Advisor or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its assets, properties or operations, except in the case of clause (ii) only, for any such violation that would not result in an Advisor Material Adverse Effect.

(d) This Agreement has been duly authorized, executed and delivered by the Advisor.

(e) The Advisory Agreement has been duly authorized by all necessary action and constitutes a valid and binding agreement of the Advisor enforceable against it in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(f) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Advisor of its obligations under this Agreement and the Advisory Agreement, except such as have been already obtained or as may be required under state securities laws or as may be required by FINRA.

(g) The Advisor possesses such governmental licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Advisor with respect to the Company as it is now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them, except where the failure so to possess such licenses would not, individually or in the aggregate, result in an Advisor Material Adverse Effect; the Advisor is in compliance with the terms and conditions of all such governmental licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Advisor Material Adverse Effect; all of the governmental licenses are valid and in full force and effect, except when the invalidity of such governmental licenses or the failure of such governmental licenses to be in full force and effect would not, individually or in the aggregate, result in an Advisor Material Adverse Effect; and the Advisor has not received any notice of proceedings relating to the revocation or modification of any such governmental licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Advisor Material Adverse Effect.

(h) The Advisor has not been notified that any of its executive officers or key employees named in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each, a “Company-Focused Professional”) plans to terminate his or her employment with the Advisor. Neither the Advisor nor, to the knowledge of the Advisor, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) Neither the Advisor nor, to the Advisor’s knowledge, any affiliates of the Advisor has taken or may take, directly or indirectly, any action designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j) There are no actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) now pending, or, to the knowledge of the Advisor, threatened against or affecting the Advisor that, if determined adversely to the Advisor, would, individually or in the aggregate, have an Advisor Material Adverse Effect, or would materially and adversely affect the ability of the Advisor to perform its obligations under the Advisory Agreement.

(k) The Advisor is not prohibited by the Investment Advisors Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Advisory Agreement as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) The Advisor operates under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Advisory Agreement are executed in accordance with management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(m) The Advisor has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated hereby and in the Advisory Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n) The operations of the Advisor are and have been conducted at all times in compliance in all respects with the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor with respect to the Money Laundering Laws is pending or, to the Advisor’s knowledge, threatened.

(o) The Advisor is not currently subject to any U.S. sanctions administered by OFAC or any other economic sanctions.

(p) The Advisor: (i) has not used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has not made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has not made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; and (iv) has not taken any action, directly or indirectly, that would result in a violation of the OECD Convention, the FCPA or any similar anti-corruption law or regulation to which the Advisor is subject. The Advisor has conducted its business in compliance with the FCPA and any applicable similar anti-corruption law or regulation and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q) The Advisor carries, or is covered by, insurance, from one or more insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is commercially prudent and customary for companies engaged in similar businesses; the Advisor has not been refused any coverage under insurance policies sought or applied for.

(r) The Advisor (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” as defined in Rule 405 under the Securities Act and has not distributed any written materials in connection with the offer or sale of the Shares.

(s) Any certificate signed by any officer of the Advisor and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty by the Advisor as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of the Shares by the Underwriters.

(a) Subject to the terms and conditions hereinafter stated and upon the basis of the representations, warranties and agreements set forth herein, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase the Firm Shares in the respective amounts set forth on Schedule I hereto at a purchase price of $8.9775 per share (with the exception of 300,000 Firm Shares (“RAIT Shares”) being resold by the Underwriters in the offering to RAIT Financial Trust (“RAIT”), if any such Firm Shares are resold by the Underwriters to RAIT, which such RAIT Shares shall be purchased by the Underwriters from the Company at a purchase price of $9.50 per share), subject to adjustment in accordance with Section 10 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made by the Representative for the account of each Underwriter, by wire transfer in federal (same day) funds against delivery of the Firm Shares to the Representative for the several accounts of the Underwriters. Delivery of the Firm Shares shall be made to the Representative for the account of each Underwriter and upon the receipt by the Company of the aggregate purchase price by wire transfer in accordance with this Section 3(b). Such payment and delivery are to be made through the facilities of the Depository Trust Company (“DTC”), New York, New York, at 10:00 a.m. (New York City time) on the third business day after the date of this Agreement (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on the date of this Agreement) or at such other time and date not later than the five business days thereafter as the Representative and the Company shall agree upon, such time and date being referred to herein as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not required by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at a purchase price of $8.9775 per share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time and from time to time thereafter, within 30 days after the date of this Agreement, by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which Option Shares are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as an “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set forth the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by the Representative in such manner as to avoid fractional shares. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company prior to any Option Closing Date. To the extent, if any, that the option is exercised, payment for and delivery of the Option Shares shall be made on any Option Closing Date in the same manner as provided in Section 3(a) of this Agreement.

4. Offering by the Underwriters.

The several Underwriters agree to make a public offering of the Firm Shares upon the terms and conditions set forth in the Prospectus.

5. Further Agreements of the Underwriters.

Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospects that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in a Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

6. Further Agreements of the Company and the Advisor.

(a) The Company agrees with each Underwriter as follows:

(i) To furnish to the Representative, without charge, such number of signed copies as the Representative shall reasonably request of the Registration Statement and each amendment thereto (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto (without exhibits filed therewith) and to furnish to the Representative, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement, or as soon as practicable thereafter, and during the period mentioned in Section 6(a)(vii) or 6(a)(viii) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(ii) To prepare and file with the Commission the Prospectus in a form approved by the Representative, (which such approval shall not be unreasonably withheld or delayed) which shall contain information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, and within the time period specified by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act), to file any free writing prospectus to the extent required by Rule 433(d) under the Securities Act, and to furnish copies of the Prospectus and each such free writing prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m. (New York City time) on the business day next succeeding the date of this Agreement, or as soon as practicable thereafter, in such quantities as the Representative may reasonably request.

(iii) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement without the Representative’s consent, which shall not be unreasonably withheld or delayed, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(iv) To furnish to the Representative a copy of each proposed Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any Issuer Free Writing Prospectus without the Representative’s consent, which shall not be unreasonably withheld or delayed.

(v) To advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any free writing prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; or (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(vi) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(vii) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which information contained in the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(viii) To comply with the Securities Act and the Securities Act Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus. If, during the period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is (or, but for the exception afforded by Rule 172 under the Securities Act, would be) required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Time of Sale Prospectus or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will give the Representative notice of its intention to make any filings pursuant to the Exchange Act or Exchange Act Rules and Regulations from the date of this Agreement to the Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object, other than such filings as are required to be made pursuant to the Exchange Act or the rules and regulations thereunder.

(ix) During the Prospectus Delivery Period, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and rules and regulations thereunder.

(x) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to maintain such qualifications for a period of not less than one year from the date hereof.

(xi) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(xii) To timely file such reports pursuant to the Exchange Act as are necessary to make generally available to the Company’s security holders and to you as soon as practicable an earnings statement for the purposes of Section 11(a) of the Securities Act and the Securities Act Rules and Regulations.

(xiii) To use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Shares) on the NYSE MKT.

(xiv) To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(xv) To use its best efforts to meet the requirements for taxation as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter, unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(xvi) To comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(xvii) To not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act; provided, however, that this provision shall not be applicable and shall have no legal force or effect in the event that the Company is deemed to have become an “investment company” solely as a result of any amendment to, or modification, rescission or revision of the Investment Company Act, or the Commission amending, revising, rescinding or otherwise modifying the rules and regulations promulgated under the Investment Company Act or the Commission’s interpretations and guidance relating thereto after the Closing Date.

(xviii) The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters (which consent may be withheld by the Representative in its sole discretion), it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or any contract to purchase, purchase any option or any contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including OP Units) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including OP Units).

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder and any OP Units to be issued by the Operating Partnership to the Company in connection with the contribution by the Company of the proceeds from the sale of the Shares to the Operating Partnership, (b) the issuance by the Company of shares of Common Stock to the Advisor pursuant to the Advisory Agreement or upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (c) the issuance of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (including OP Units) as consideration for the acquisition of real estate assets, provided, that the aggregate number of such securities so issued does not exceed 10% of the number of shares of Common Stock outstanding as of the date hereof after giving effect to the issuance and sale of the Shares pursuant to this Agreement and the recipients of such securities agrees in writing not to sell, offer, dispose of or otherwise transfer any such OP Units or shares of Common Stock issuable upon redemption, conversion or exchange of any such OP Units during the remainder of the 60-day restricted period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), (d) the issuance of awards under the Company’s Amended and Restated Long-Term Incentive Plan to eligible plan participants (including directors, officers and individuals affiliated with the Advisor), and the vesting or issuance of shares of Common Stock under any award issued or issuable under such plan and (e) the filing of a prospectus supplement to the Registration Statement for, and the issuance of Common Stock pursuant to, a dividend reinvestment and stock purchase plan, provided, that the maximum number of shares of Common Stock issuable pursuant to such plan does not exceed 20% of the number of shares of Common Stock outstanding as of the date hereof after giving effect to the issuance and sale of the Shares pursuant to this Agreement.

Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 60-day restricted period.

(xix) If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible. The Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462 Registration Statement has become effective and (ii) if Rule 430A, Rule 430B or Rule 430C under the Securities Act is relied upon, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such rules).

(b) The Advisor agrees with each Underwriter as follows:

(i) Without the prior written consent of the Representative on behalf of the Underwriters (which consent may be withheld by the Representative in its sole discretion), it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or any contract to purchase, purchase any option or any contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including OP Units) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including OP Units) or any other securities of the Company (including OP Units) or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(ii) The Advisor agrees that, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, it shall notify the Representative and the Company of the occurrence of any material events respecting its activities or condition, financial or otherwise, and the Advisor will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(iii) The Advisor agrees that it will not take, or will cause its affiliates not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(iv) The Advisor agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

7. Expenses.

The Transaction Entities agree to pay all costs, expenses, fees (including legal and accounting fees of the Transaction Entities), stamp duties, and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares, and the preparation and printing of any certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement, including the electronic distribution of the foregoing by the Underwriters to the investors; (d) any required review by FINRA of the terms of sale of the Shares (including filing fees and reasonable expenses of counsel to the Underwriters, which shall not exceed $10,000); (e) the listing of the Shares on the NYSE MKT and/or any other exchange; (f) the qualification of the Shares under the securities laws of the several jurisdictions and the preparation, printing and distribution of a Blue Sky Memorandum (including filing fees and reasonable expenses of counsel to the Underwriters); (g) the preparation, printing and electronic distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in any non-U.S. country in which the offering of Shares is made (including related fees and expenses of counsel to the Underwriters in such country); (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic roadshow and travel and lodging expenses of the Company, and provided, for the avoidance of doubt, that the Underwriters will pay their own travel and lodging expenses; (j) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b) hereof; and (k) all other costs and expenses incident to the performance of the obligations of the Transaction Entities under this Agreement. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Transaction Entities or the Advisor to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their several obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

8. Conditions of Underwriters’ Obligations.

The several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Option Shares, if any, on any Option Closing Date are subject to the condition that the Registration Statement and all post-effective amendments thereto shall have become effective under the Securities Act, to the accuracy, as of the Applicable Time, the Closing Date or any Option Closing Date, of the representations and warranties of the Transaction Entities and the Advisor contained herein, and to the performance by the Transaction Entities and the Advisor of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as applicable:

(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to the reasonable satisfaction of counsel to the Underwriters;

(ii) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, Properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; and

(iii) The Prospectus and each Issuer Free Writing Prospectus that the Company is required to file pursuant to Rules 424, 430A, 430B, 430C or 433 of the Securities Act, as applicable, shall have been filed within the time period prescribed by, and in compliance with, the Securities Act Rules and Regulations.

(b) The Representative shall have received (i) a certificate, dated as of the Closing Date or any Option Closing Date, as the case may be, of the Chief Executive Officer and the Chief Financial Officer of the Company and (ii) a certificate, dated as of the Closing Date or any Option Closing Date, as the case may be, of the general partner of the Operating Partnership, in each case, to the effect set forth in Section 8(a) above and to the effect that the representations and warranties of the Transaction Entities contained in this Agreement are true and correct as of the Closing Date or any Option Closing Date, as the case may be, and that the Transaction Entities have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date or any Option Closing Date, as the case may be. Any officer signing and delivering a certificate required pursuant to this Section 8(b) may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Representative shall have received a certificate, dated as of the Closing Date or any Option Closing Date, as the case may be, of the Chief Executive Officer of the Advisor, to the effect that the representations and warranties of the Advisor contained in Section 2 of this Agreement are true and correct as of the Closing Date or any Option Closing Date, as the case may be, and that the Advisor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or any Option Closing Date, as the case may be. Any officer signing and delivering a certificate required pursuant to this Section 8(c) may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Representative shall have received on the Closing Date or any Option Closing Date, as applicable, the opinion and Rule 10b-5 statement of Ledgewood, P.C., outside counsel for the Transaction Entities, dated the Closing Date or any Option Closing Date, as applicable, addressed to the Underwriters, substantially in the form of Exhibit B hereto.

(e) The Representative shall have received on the Closing Date or any Option Closing Date, as applicable, the favorable tax opinion of Ledgewood, P.C., tax counsel for the Company, dated the Closing Date or any Option Closing Date, as applicable, substantially in the form of Exhibit C hereto.

(f) The Representative shall have received on the Closing Date or any Option Closing Date, as applicable, an opinion of Venable LLP, Maryland counsel for the Company, dated the Closing Date or any Option Closing Date, as applicable, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), substantially in the form of Exhibit D hereto.

(g) The Representative shall have received on the Closing Date or any Option Closing Date, as applicable, an opinion and Rule 10b-5 statement of Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Date or any Option Closing Date, as applicable, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h) The Representative shall have received, on the date hereof, a letter dated the date hereof, in form and substance satisfactory to the Representative, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) On the Closing Date, and, if applicable, any Option Closing Date, the Representative shall have received from Grant Thornton LLP a letter, dated as of the Closing Date, and, if applicable, any Option Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 8, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or the applicable Option Closing Date.

(j) The Representative shall have received, on the date hereof, a letter dated the date hereof, in form and substance satisfactory to the Representative, from McGladrey LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k) On the Closing Date, and, if applicable, any Option Closing Date, the Representative shall have received from McGladrey LLP a letter, dated as of the Closing Date, and, if applicable, any Option Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section 8, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or the applicable Option Closing Date.

(l) The Representative shall have received, on the date hereof, a letter dated the date hereof, in form and substance satisfactory to the Representative, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) On the Closing Date, and, if applicable, any Option Closing Date, the Representative shall have received from KPMG LLP a letter, dated as of the Closing Date, and, if applicable, any Option Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (l) of this Section 8, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or the applicable Option Closing Date.

(n) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and the officers, directors and stockholders of the Company listed on Schedule III hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(o) The Common Stock shall have been approved for listing on the NYSE MKT, subject only to official notice of issuance.

(p) FINRA, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters’ participation in the same and shall have issued a “no objections” letter evidencing such.

(q) The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

9. Indemnification and Contribution.

(a) Each of the Transaction Entities, jointly and severally, agrees:

(i) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (B) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 18 hereof; and

(ii) to reimburse each Underwriter, each Underwriter’s directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 18 hereof. The indemnity agreement pursuant to this Section 9(b) will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 9(a) or 9(b) hereof shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or 9(b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 9(a) hereof and by the Company in the case of parties indemnified pursuant to Section 9(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) To the extent the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand, and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such Specified Courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Transaction Entities and the Advisor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10. Defaulting Underwriters.

If, on the Closing Date or any Option Closing Date, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company, the Operating Partnership or the Advisor), the Representative shall use its reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If after such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or any Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or any Option Closing Date, as the case may be, the Company or the Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent set forth in Sections 7 and 10 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Closing Date or any Option Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

11. Termination.

This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representative’s judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE MKT or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative’s opinion materially and adversely affects the business or operations of the Company and the Subsidiaries, taken as a whole; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Common Stock by the NYSE MKT, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 8 and 10 of this Agreement.

12. [Reserved].

13. Research Analyst Independence.

The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty.

Each of the Transaction Entities acknowledges and agrees that in connection with the transactions contemplated by this Agreement, the offer and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any Transaction Entity and any other person, on the one hand, and the Underwriters, on the other, exists in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Transaction Entities, including, without limitation, with respect to the determination of the public offering price of the Shares, and the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (iii) any duties and obligations that the Underwriters may have to the Transaction Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Transaction Entities. Each of the Transaction Entities hereby waives any claims that the Transaction Entities may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564; if to the Transaction Entities, to the address of the Company set forth in the Registration Statement, Attention: Scott Schaeffer, fax: (215) 243-9039). Any such communications shall take effect at the time of receipt thereof. The Transaction Entities shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Deutsche Bank Securities Inc. as the Representative.

16. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Transaction Entities and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the indemnity agreement of the Underwriters contained in Section 9 of this Agreement shall be deemed to be for the benefit of the directors of the Transaction Entities, the officers of the Company who have signed the Registration Statement and any person controlling the Transaction Entities within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival.

The respective indemnities, representations, warranties and agreements of the Transaction Entities and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Information Provided by Underwriters.

The Transaction Entities and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third and the twenty first paragraphs under the caption “Underwriting” in the Prospectus.

19. Waiver of Trial by Jury.

The Underwriters, on the one hand, and the Transaction Entities and the Advisor (on their own behalves and, to the extent permitted by law, on behalf of their respective stockholders, partners and members), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding arising out of or relating to the transactions contemplated by this Agreement, to the fullest extent permitted by law.

20. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

21. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement amongst the Company, Operating Partnership, the Advisor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
INDEPENDENCE REALTY TRUST, INC.
By:	/s/ James Sebra

	Name:	James Sebra
	Title:	Chief Financial Officer
INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP
By: Independence Realty Trust, Inc., its general
partner
By:	/s/ James Sebra

	Name:	James Sebra
	Title:	Chief Financial Officer
INDEPENDENCE REALTY ADVISORS, LLC
By:	/s/ James Sebra

	Name:	James Sebra
	Title:	Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several
Underwriters listed on Schedule I hereto

By: Deutsche Bank Securities Inc.

By: /s/ Reza Akhavi
Name: Reza Akhavi
Title: Managing Director

By: /s/ Amish Barot
Name: Amish Barot
Title: Managing Director

Schedule I
Schedule of Underwriters

Number
of Firm
Underwriter	Shares

Deutsche Bank Securities Inc.	4,130,000
Compass Point Research & Trading, LLC	700,000
Ladenburg Thalmann & Co. Inc.	700,000
William Blair & Company, L.L.C.	700,000
JMP Securities LLC	350,000
Drexel Hamilton, LLC	140,000
The Huntington Investment Company	140,000
National Securities Corporation	140,000
Total	7,000,000

Schedule II
Orally Conveyed Pricing Information

Public offering price per Share: $9.50

Number of Firm Shares offered: 7,000,000

Maximum number of Option Shares: 1,050,000

General Use Free Writing Prospectuses

None.

Schedule III
Persons Delivering Lock-Up Agreements

Scott F. Schaeffer
James J. Sebra
William C. Dunkelberg
Robert F. McCadden
DeForest B. Soaries, Jr.
RAIT Financial Trust

Schedule IV

Subsidiaries at July 15, 2014

(Subsidiaries marked with an “*” are “signficiant subsidiaries”
within the meaning of Rule 1-02(w) of Regulation S-X)

Entity Name	Domestic Jurisdiction
Berkshire II Cumberland, LLC	Indiana
Berkshire Square, LLC	Indiana
Berkshire Square Managing Member, LLC	Delaware
Independence Realty Operating Partnership, LP*	Delaware
IRT Belle Creek Apartments Colorada, LLC	Delaware
IRT Centrepoint Arizona, LLC	Delaware
IRT Copper Mill Apartments Texas, LLC	Delaware
IRT Crestmont Apartments Georgia, LLC	Delaware
IRT Crossing Owner, LLC	Delaware
IRT Cumberland Glen Apartments Georgia, LLC	Delaware
IRT Eagle Ridge Apartments Member, LLC	Delaware
IRT Eagle Ridge Apartments Owner, LLC	Delaware
IRT Heritage Trace Apartments Virginia, LLC	Delaware
IRT Limited Partner, LLC	Delaware
IRT OKC Portfolio Member, LLC*	Delaware
IRT OKC Portfolio Owner, LLC*	Delaware
IRT Runaway Bay Apartments, LLC	Delaware
IRT Tresa at Arrowhead Arizona, LLC*	Delaware
IRT Arbors Apartments Owner, LLC	Delaware
IRT Carrington Apartments Owner, LLC	Delaware
IRT Gables Apartments Owner, LLC	Delaware
IRT UPREIT Lender, LP	Delaware
IRT UPREIT Lender Limited Partner, LLC	Delaware
King’s Landing LLC*	Delaware

Exhibit A
Form of Lock-Up Agreement

[DATE]

Deutsche Bank Securities Inc.
As Representative of the

Several Underwriters

60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Independence Realty Trust, Inc. (the “Company”), Independence Realty Operating Partnership, LP and Independence Realty Advisors, LLC, providing for the public offering by the Underwriters, including the Representative, of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Offering”).

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (including, without limitation, withholding by, and sales to, the Company upon the vesting of the restricted securities of the Company necessary to satisfy such person’s withholding obligations in connection with such vesting) (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including units of limited partnership interest in the Operating Partnership, “OP Units”) or any other securities of the Company (including OP Units) or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock by bona fide gift, will or intestate succession or to a trust for the benefit of the undersigned or members of the undersigned’s “immediate family”, which shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; provided, however, (a) that each resulting transferee of Common Stock executes and delivers to you an agreement satisfactory to you in which such transferee agrees to be bound by the terms of this Agreement for the remainder of the Lock-Up Period, and (b) any such transfer fully complies with, and is not required to be or voluntarily disclosed or reported under, applicable law, including, but not limited to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder (other than on a Form 5 made after the expiration of the Lock-Up Period).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless such extension is waived in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Exhibit B
Form of Opinion of Ledgewood, P.C.

Exhibit C
Form of Tax Opinion of Ledgewood, P.C.

Exhibit D
Form of Opinion of Venable LLP